Exhibit 3.79

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “CRC GROUP, LLC”, FILED IN THIS OFFICE ON THE TWENTY-SECOND DAY OF DECEMBER, A.D. 2015, AT 3:26 O’ CLOCK P.M.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State

5914715 8100 SR# 20151494482	Authentication: 10670881 Date: 12-22-15

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
CERTIFICATE OF FORMATION	Delivered 03:26 PM 12/22/2015
OF	FILED 03:26 PM 12/22/2015
CRC GROUP, LLC	SR 20151494482 - File Number 5914715

Pursuant to Section 18-201 of the Delaware Limited Liability Company Act (the “Act”), the undersigned, desiring to form a limited liability company, does hereby certify as follows:

1.	The name of the limited liability company is CRC Group, LLC (the “Company”).

2.	The address of the Company’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19801. The name of the registered agent is The Corporation Trust Company.

3.	This Certificate of Formation shall be effective upon filing with the Delaware Secretary of State.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation on this 21st day of December, 2015.

/s/ Christopher L. Howard
Christopher L. Howard, Authorized Person